                                     [LETTERHEAD]


--------------------------------------------------------------------------------
                                   S U B L E A S E
--------------------------------------------------------------------------------

SUBLESSOR:  interWave Communications, Inc., PREMISES:  656 Bair Island Road
            a Delaware corporation                     1st Floor (Suites 101,
                                                       103, 105, 106, 108)
                                                       2nd Floor (Suite 200) and
                                                       3rd Floor (Suites 302 &
                                                       304)
                                                       Redwood City, California
                                                       94063

SUBLESSEE:  AlterEgo Networks, Inc.,         DATE:     January 24, 2000
            a California corporation

1.     PARTIES:
       This Sublease is made and entered into as of January 24, 2000, by and between interWave Communications, Inc. ("Sublessor"), and AlterEgo Networks, Inc. ("Sublessee") and Sublessor under this Sublease dated January 8, 1999, between Marina Investments, Inc. as ("Landlord") and Sublessor under this Sublease as ("Tenant") (the "Original Lease"), as amended by that certain first amendment to Peninsula Marina and Office Park office lease agreement dated February 15, 1999 (the "First Amendment"). The Original Lease and First Amendment are hereinafter collectively referred to as the "Master Lease". A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated herein by this reference. Any capitalized term used herein shall have the same meaning ascribed to it under the Master Lease, unless separately defined in this Sublease.

2.     PROVISIONS CONSTITUTING SUBLEASE:
       2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of Tenant under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas, except as otherwise specifically set forth herein. Sublessor hereby agrees to cause Landlord, under the Master Lease, to perform all of the obligations of Landlord thereunder to the extent said obligations apply to the Subleased Premises and Sublessee's use of the Common Areas. Sublessee shall not commit or permit to be committed by any person other than persons employed by Sublessor, unless such person acted at the direct request of Sublessee on the Subleased Premises or on any other portion of the Project, any act or omission which would result in a default by Tenant of any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiations of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof; provided, however, Sublessor obtains a direct lease between Sublessee and Landlord, based on the terms and conditions of this Sublease, or (b) from assigning its interest in this Sublease or subletting the Premises, exclusive of the Subleased Premises, to any other third party as long as the Sublease is in full force and effect and the Sublessee is not in default thereunder. Sublessor shall provide thirty (30) days prior written notice to Sublessee in the event it elects to terminate is Master Lease with Landlord.

              Sublessor shall use its good faith best efforts to maintain the Master Lease in full force and effect during the Sublease Term; provided, however, that Sublessor shall not be liable to Sublessee for any default or failure by Landlord or any earlier termination of the Master Lease which is not due to the fault of the Sublessor.

              Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof may likewise terminate this Sublease and any obligation whatsoever of the Landlord to provide the Subleased Premises to Sublessee.

       2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease. It being understood that wherever in the Master Lease the word "Landlord" is used for purposes of this Sublease, the word "Sublessor" shall be substituted; and wherever the word "Tenant" appears, the word "Sublessee" shall be substituted; and wherever the word "Premises" appears, for purposes of this Sublease, such word shall refer only to the extent of the premises sublet under this Sublease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control.

              The following paragraphs of the Master Lease SHALL NOT be included in this Sublease: 1.6 - limited to Suites defined herein; 1.7; 1.10; 1.11; 1.13; 1.14 - Percentage is defined as 21.2%; 1.15 -the base year is defined as 2000; 1.16 - amount of security defined herein; 2.4; Article 3; Rent Schedule.

3.     PREMISES:
       Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 18,341 = rentable square feet, located at 656 Bair Island (1st Floor - 7,325 sq. ft., 2nd

       Floor - 7,583 sq. ft., and 3rd Floor - 3,433 sq. ft.), Redwood City, as shown and described in Exhibit "B".

4.     RENT:
       Upon execution of this Agreement, Sublessee shall pay to Sublessor as Rent for the Subleased Premises the sum of Fifty-Four Thousand One Hundred Five and 95/100 Dollars ($54,105.95) representing the first month's rent. The rent schedule shall be in accordance with the following:

                  MONTHS               AMOUNT PER SQUARE FOOT/FULL SERVICE
                  ------               -----------------------------------
            02/15/00 - 02/28/01      $2.95/sq. ft./full service ($54,105.95)
            03/01/01 - 02/28/02      $3.04/sq. ft./full service ($55,756.64)
            03/01/02 - 09/30/02      $3.13/sq. ft./full service ($57,429.34)

       The rental amount shall be paid, without deductions, offset, prior notice or demand on the first calendar day of each month during the Sublease Term except as otherwise expressly provided for in Paragraph
       7.1 hereof. If the commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the second month of the Sublease term or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

5.     SECURITY DEPOSIT:
       Upon execution of this Sublease, Sublessee shall pay to Sublessor a Security Deposit equivalent to Three Hundred Thirty-Five Thousand and 00/100 Dollars ($335,000.00) as a non-interest bearing Security
       Deposit. In addition to the foregoing, certain individuals have guaranteed all of the obligations of Sublessee as more particularly described in the Guaranty of Sublease executed by Richard Ling, Mike Santer, Alexander Hern and Bryan Kennedy, dated of even date herewith. If the Sublessee is not in default and has received equity in an amount equal to or in excess of $5,000,000.00 in cash or cash equivalent, the Guaranty of Sublease attached hereto shall be null and void effective two (2) working days following Sublessor's receipt of Sublessee's bank statement verifying such amount. In addition, if Sublessee is not then in default, Sublessor shall credit the rental amount due for months 22, 23 & 24 of the Sublease Term from the Security Deposit held. The remaining Security Deposit of One Hundred Sixty-Seven Thousand Seven Hundred Thirty and 08/100 Dollars ($167,730.08) shall be held throughout the balance of the Sublease Term. At the end of the Sublease Term, in the event Sublessee has performed all of the terms and conditions of this Sublease during the Sublease Term hereof, Sublessor shall return to Sublessee, within ten (10) days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

6.     RIGHTS OF ACCESS AND USE:
       6.1   Use:
             Sublessee shall use the Subleased Premises only for those proposes permitted in the Master Lease, unless Sublessor and Landlord consent in writing to other uses prior to the commencement thereof.

7.     SUBLEASE TERM:
       7.1   Sublease Term:
             The Sublease Term shall be for the period commencing on Tuesday, February 22, 2000, (Sublease Commencement Date) or earlier, if Sublessor can vacate earlier, and continuing through September 30, 2002. Notwithstanding the foregoing, Sublessor shall deliver possession to Sublessee Suite 302, consisting of 518 square feet on or before February 1, 2000 or within five (5) days of Sublease execution by all parties, including Landlord, whichever is later. Any occupation of the Subleased Premises prior to the Commencement Date shall be subject to all the terms and conditions of this Sublease and rent for any early entry shall be billed and payable with the second month's rent. If Sublessor can vacate earlier, Sublessor shall provide a five (5) business day prior notification to Sublessee of availability and shall define the new Commencement Date accordingly. In no event shall the Sublease Term extend beyond the Term of the Master Lease.

             Sublessor and Sublessee acknowledge Sublessee Commencement Date for the Premises shall be a phase-in schedule as follows:

             Suite 302:                518 sq ft.   February 1, 2000 or five
                                                    (5) days following execution
                                                    of Sublease by all parties,
                                                    whichever is later.

             Suite 106, 105
             103 & 101:              4,067 sq.ft.   February 22, 2000

             Balance of Premises:   13,756 sq.ft.   March 8, 2000
                                    -------------
             Total of Premises:     18,341 sq.ft.

             If Sublessor fails to deliver possession of all of the Subleased Premises on or before June 1, 2000, then Sublessee shall have the right to terminate this Sublease upon thirty (30) days prior written notice to Sublessor.

      7.2    Inability to Deliver Possession:
             In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If

       Sublessee, with Sublessor's consent, takes possession prior to commencement of the term. Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day.

8.     TENANT IMPROVEMENTS:
       A. Sublessor, at Sublessor's sole cost and according to building standard, shall steam clean the carpets, touch-up paint where needed, replace any damaged or stained ceiling tiles, clean all heating, ventilation, and air-conditioning ("HVAC") vents and returns and replace lights where needed. Notwithstanding the above, Sublessee accepts the Premises "as is"; provided, however, all lighting, HVAC, roofs, electrical and utility systems, to the best of Sublessor's knowledge, are in good condition and repair as of the Sublease Commencement Date.

       B. Sublessee acknowledges there are supplemental HVAC units in three locations in the Subleased Premises and such supplemental HVAC units shall be in good condition and repair as of the Sublease Commencement Date. If used, Sublessee shall be responsible for the cost of use and maintenance as applicable and billed for the cost thereof by the Landlord.

9.     ASSIGNMENT/SUBLEASE:
       Sublessor grants Sublessee the right to sublet/assign the Premises subject to Sublessor's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and according to the terms of the Master Lease.

10.    PARKING:
       Landlord shall provide on-site parking as defined in the underlying Master Lease.

11.    NOTICES:
       All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below or addressed to such other address or addresses as either Sublessor or Sublessee may from time to time designate to the other in writing. Sublessor shall notify Sublessee and the Guarantors, if any, of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from Landlord of an Event of Default (but in no event later than seven (7) days after receipt) or actual knowledge of such impairment. In an Event of Default, Sublessee may elect to provide written notice of such default to Landlord, in addition to the notice of default it shall provide to Sublessor.

SUBLESSOR'S                                      SUBLESSEE'S
ADDRESS:      Interwave Communications, Inc.     ADDRESS:     AlterEgo Networks,
              312 Constitution Drive                             Inc.
              Menlo Park, CA 94025                            Address herein

       Attn:  Michelle Hogan                          Attn:   Richard Ling

PHONE NUMBER  (650) 482-2109                     PHONE NUMBER (650) 366-4603
FAX NUMBER:    (650) 261-6220                     FAX NUMBER: (208) 293-2181

                                                 PRIOR TO
                                                 COMMENCEMENT: Guarantor Address


12.    BROKER FEE:
       Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial, a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in these transactions. Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, demands, costs, expenses or liabilities related to or connected with Broker or any other broker's or finder's fee, commission or payment of any kind asserted by any person or entity.

       Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all claims, demands, costs, expenses or liabilities related to or connected with Broker or any other broker's or finder's fee, commission or payment of any kind asserted by any person or entity.

13.    BROKER REPRESENTATION:
       The only Brokers involved in this Sublease are Cornish & Carey Commercial representing Sublessor and Cornish & Carey Commercial representing Sublessee. Cornish & Carey Commercial represents both parties, for which Sublessor and Sublessee consent to such dual representation and waive any conflict of interest arising out of such dual agency.

14.    TOXIC CONTAMINATION DISCLOSURE:
       Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations
       (Laws) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

       Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances. Notwithstanding the foregoing, under no circumstances shall Sublessee be liable for any claim, demand, cost expenses or liabilities related to or connected with the environmental condition of the Project (collectively "Environmental Claims"), including the Subleased
       Premises, that existed prior to the Sublease Commencement Date. Sublessor, limited to Sublessor's activities, shall indemnify and hold Sublessee harmless from any Environmental Claim relating to the environmental conditions of the Project, including but not limited to the Subleased Premises, that existed as of the Sublease Commencement Date.

       Sublessor and Sublessee each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises,
       (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621 - 2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps", as applicable.

       Sublessor and Sublessee each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

15.    RENT ABATEMENT:
       In the event Sublessor, pursuant to the terms of the Master Lease, is entitled to and receives any rent abatement, then to the extent such rent abatement affects the Subleased Premises, Sublessee shall be entitled to a rent abatement in an amount that the usable area of the Subleased premises bears to the total useable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Term.

16.    LANDLORD'S OBLIGATIONS:
       It shall be the obligation of Landlord to (i) provide all services to be provided by Landlord to Sublessor under the terms of the Master Lease and (ii) to satisfy all obligations and covenants of Landlord made to Sublessor in the Master Lease. Sublessee acknowledges the Sublessor shall be under no obligation to provide such services or satisfy any such obligation to provide such services or satisfy any such obligations or covenants; provided, however, Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce all obligations of Landlord under the Master Lease for the benefit of Sublessee.

17     LANDLORD'S WRITTEN CONSENT:
       This Sublease is conditioned upon Landlord's written consent to this Sublease. If Landlord's consent has not been obtained prior to the Sublease Commencement Date, the Sublease Commencement Date shall be postponed for each day of delay until such consent is obtained, up to March 15, 2000. If

       Landlord refuses to consent to this Sublease, or if the consent period expires, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Subleased Premises, and any funds previously deposited with Sublessor or paid to Sublessor shall be returned to Sublessee.

SUBLESSOR: INTERWAVE COMMUNICATIONS, INC. a Delaware corporation

By:  /s/ Michele D. Hogan       Date:      1/26/00
   -----------------------           -----------------------

Printed Name & Title: /s/ Michele D. Hogan
                     -----------------------
                     Vice President, Finance

SUBLESSEE: ALTEREGO NETWORKS, INC., a California corporation

By:  /s/ Richard Ling           Date:      1/25/00
   -----------------------           -----------------------

Printed Name & Title:   Richard Ling, CEO
                     -----------------------

NOTICE TO THE SUBLESSOR AND SUBLESSEE: CORNISH & CAREY, COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE: NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSION BETWEEN CORNISH & CAREY COMMERCIAL AND SUBLESSOR AND OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

Exhibit "A" Master Lease

Exhibit "B" Premises

                                   Exhibit A
                                Landlord Consent

The undersigned, Landlord, under the Master Lease attached as Exhibit A, hereby consents to the subletting of the Subleased Premises described as follows: 656 Bair Island Road, Suites (101, 103, 105, 106, 108, 200, 302 and
304) for a total of 18,341 sq. ft., on the terms and conditions contained in the Sublease attached hereto with Alter Ego Networks, Inc., a California Corporation, provided however that (I) this Sublease remains subordinate and subject to the Master Lease and that any termination of the Master Lease shall result in an automatic termination of this Sublease. (II) This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other sublease. (III) Sublessor is not permitted to approve any assignment or Sublease of the premises by the Sublessee without the prior written approval of Landlord. (IV) The first sentence of Clause 16 of the Sublease should not be binding on Landlord. (V) That the security deposit under the Master Lease shall be increased by $100,000, on or before March 15, 2000 in the form of cash or letter of credit acceptable to Landlord.

LANDLORD:  Marina Investments, Inc.
           a Delaware Corporation

By: /s/ Rim A. Hindieh                           Date: February 25, 2000
    -----------------------------------               ------------------
Name & Title: Rim A. Hindieh, President

                                    [FLOOR PLAN]


First Floor
-----------                                    1) Move In 2/21/2000
Peninsula Marina                               2) Balance:
656 Bair Island Boulevard, Redwood City, Ca
Total: 7,325 Sq. Ft.                           / / Common Area

                                      EXHIBIT B

                                    [FLOOR PLAN]


Second Floor
------------
Peninsula Marina
656 Bair Island Boulevard, Redwood City, Ca
Total: 7,583 Sq. Ft.                           / / Common Area

                                      EXHIBIT B

                                    [FLOOR PLAN]


Third Floor
-----------
Peninsula Marina                               / / Leased
656 Bair Island Boulevard, Redwood City, Ca
Total: 3,433 Sq. Ft.                           / / Common Area

                                      EXHIBIT B

This Guaranty of Sublease is made as of this 21st day of January 2000 by the undersigned (collectively, "Guarantor") concerning that certain Sublease, dated January 21, 2000, by and between interWave Communications, Inc., a Delaware corporation ("Sublessor") and AlterEgo Networks, Inc., a California corporation ("Sublessee") relating to the property commonly known as 656 Bair Island Road, 1st floor, 2nd floor and Suites 302 and 304 of the 3rd floor, Redwood City, California 94063-2704 (the "Sublease") attached hereto.

1. Subject to the terms and conditions hereof, Guarantor hereby unconditionally guarantees the full performance of each and all of the terms, covenants and conditions of the Sublease to be kept and performed by Sublessee, including the payment of all rentals and other charges under the Sublease.

2. This Guaranty will continue in favor of Sublessor notwithstanding any extension, modification or alteration of the Sublease entered into by and between the parties thereto, or their successors or assigns, and notwithstanding any assignment of the Sublease, with or without the consent of the undersigned. No extension, modification, alteration or assignment of the Sublease shall release or discharge the Guarantor.

3. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of Sublessee or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Sublessee. This Guaranty shall be subject and subordinate to all applicable bankruptcy, reorganization or insolvency laws applicable to any petition filed for the benefit of any Guarantor.

4. Sublessor may, without notice, assign this Guaranty in whole or in part and no assignment or transfer of the Sublease or this Guaranty will operate to extinguish or diminish the liability of the undersigned hereunder; provided, however, Sublessor also assigns its interest in the Sublease and the Lease.

5.     The liability of the Guarantor under this Guaranty shall be primary.
       In any right of action, which accrues to Sublessor under the Sublease, Sublessor may, at its option, proceed directly against the Guarantor without having commenced any action or having obtained any judgment against the Sublessee; provided, however, Sublessor has notified Guarantor of the facts and circumstances surrounding such liability and provided Guarantor is given at least ten (10) days to cure.


6. The Guarantor shall, in addition to any other sums to which Sublessor may be entitled to hereunder, pay to Sublessor reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relating to the obligations hereby guaranteed or enforcing the Guaranty against the Guarantor.

7.     The Guarantor hereby waives (i) notice of any demand by the Sublessor,
       (ii) notice of default in the payment of rent or any other amounts contained or reserved in the Sublease, (iii) notice of acceptance of this Guaranty by any person and (iv) any other notice to which the Guarantor may be entitled in connection herewith.

8. In the event any provision of this Guaranty is deemed to be invalid, unenforceable or void, the remaining provisions of this Guaranty shall be unaffected and shall remain in full force and effect. The terms and provisions of this Guaranty are binding upon and inure to the benefit of the respective successors and assigns of the parties named in this Guaranty.

9.     The Guarantors herein are jointly and severely liable.

10. This Guaranty shall be null and void effective two (2) working days following Sublessee providing Sublessor a bank statement verifying that Sublessee is in receipt of their initial round of equity equivalent to a minimum of $5,000,000.00 in cash or cash equivalent as defined in the Sublease document.

11. The total maximum amount guaranteed under this Guaranty is $2,500,000.00.

12. All notices which may be required, or which any party may desire to serve on another shall be in writing and shall be served at the address provided below, or at such other address as any party may from time to time designate in writing in the manner provided in The Sublease.

       IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed as of the date first above written.


       Guarantor: RICHARD LING                 MIKE SANTER
                  7 Almendral Avenue           732 Rosewood Drive
                  Atherton, CA 94027           Palo Alto, CA 94303
                  Telephone: (650) 366-4603    Telephone: (650) 327-9409
                  Fax: (208) 293-2181          Cell: (415) 806-5214/Fax: (650) 327-9409

       /s/ Richard Ling                        /s/ Mike Santer
       ------------------------                ------------------------
       Date:  1/25/00                          Date: 1/25/00
            -------------------                     -------------------

                  ALEXANDER HERN               BRYAN KENNEDY
                  533 S. Howard Avenue         1250 University Drive
                  PNB #852                     Menlo Park, CA 94026
                  Tampa, Florida 33606         Telephone: (650) 566-8250
                  Telephone: (813) 414-0233    Pager #: (877) 769-3913

       /s/ Alexander Hern                      /s/ Bryan Kennedy
       ------------------------                ------------------------
       Date:  1/25/00                          Date:  1/25/00
            -------------------                     -------------------


       ACKNOWLEDGED:

       Sublessor:  INTERWAVE COMMUNICATIONS, INC., A DELAWARE CORPORATION

       By:  /s/ Michele D. Hogan         Date:     1/26/00
          -------------------------           ----------------------

       Print Name: Michele D. Hogan
                  -----------------

       Sublessee:  ALTEREGO NETWORKS, INC., A CALIFORNIA CORPORATION

       By:  /s/ Richard Ling             Date:     1/25/00
          -------------------------           ----------------------

       Print Name:  Richard Ling
                  -----------------

       NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE: NOTHING CONTAINED IN THIS GUARANTY OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY AND SUBLESSOR AND/OR SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL. OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING HERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS GUARANTY.


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